                                                                     Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                  NOVELL, INC.

                         CERES NEPTUNE ACQUISITION CORP.

                                       AND

               CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----

ARTICLE I THE MERGER..................................................................................................2
         1.1      The Merger..........................................................................................2
         1.2      Effective Time; Closing.............................................................................2
         1.3      Effect of the Merger................................................................................2
         1.4      Certificate of Incorporation; Bylaws................................................................2
         1.5      Directors and Officers..............................................................................2
         1.6      Effect on Capital Stock.............................................................................3
         1.7      Surrender of Certificates...........................................................................5
         1.8      No Further Ownership Rights in Company Common Stock.................................................6
         1.9      Lost, Stolen or Destroyed Certificates..............................................................6
         1.10     Tax and Accounting Consequences.....................................................................7
         1.11     Taking of Necessary Action; Further Action..........................................................7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY..................................................................7

         2.1      Organization of Company.............................................................................7
         2.2      Company Capital Structure...........................................................................8
         2.3      Obligations With Respect to Capital Stock...........................................................8
         2.4      Authority...........................................................................................8
         2.5      SEC Filings; Company Financial Statements..........................................................10
         2.6      Absence of Certain Changes or Events...............................................................11
         2.7      Taxes..............................................................................................11
         2.8      Company Intellectual Property......................................................................13
         2.9      Compliance; Permits; Restrictions..................................................................14
         2.10     Litigation.........................................................................................15
         2.11     Brokers' and Finders' Fees.........................................................................15
         2.12     Employee Matters and Benefit Plans.................................................................15
         2.13     [Intentionally Omitted]............................................................................19
         2.14     Environmental Matters..............................................................................19
         2.15     [Intentionally Omitted]............................................................................20
         2.16     Agreements, Contracts and Commitments..............................................................20
         2.17     Statements; Proxy Statement/Prospectus.............................................................21
         2.18     Board Approval.....................................................................................22
         2.19     State Takeover Statutes............................................................................22
         2.20     Fairness Opinion...................................................................................22
         2.21     Company Rights Agreement...........................................................................22
         2.22     Investment Company.................................................................................22

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..................................................22

         3.1      Organization of Parent.............................................................................22
         3.2      Parent Capital Structure...........................................................................23

         3.3      Obligations With Respect to Capital Stock..........................................................23
         3.4      Authority..........................................................................................24
         3.5      SEC Filings; Parent Financial Statements...........................................................25
         3.6      Absence of Certain Changes or Events...............................................................25
         3.7      Compliance; Permits; Restrictions..................................................................26
         3.8      Litigation.........................................................................................26
         3.9      Environmental Matters..............................................................................26
         3.10     Labor Matters......................................................................................27
         3.11     Statements; Proxy Statement/Prospectus.............................................................27
         3.12     Board Approval.....................................................................................27
         3.13     Parent Intellectual Property.......................................................................27
         3.14     Taxes..............................................................................................28

ARTICLE IV CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME...........................................................28

         4.1      Conduct of Business by Company.....................................................................28
         4.2      Conduct of Business by Parent......................................................................31

ARTICLE V ADDITIONAL AGREEMENTS......................................................................................31

         5.1      Proxy Statement/Prospectus; S-4; Other Filings; Board Recommendations..............................31
         5.2      Stockholder Meetings...............................................................................33
         5.3      Confidentiality; Access to Information.............................................................33
         5.4      No Solicitation....................................................................................34
         5.5      Public Disclosure..................................................................................36
         5.6      Commercially Reasonable Efforts; Notification......................................................36
         5.7      Third Party Consents...............................................................................37
         5.8      Stock Options;  Employee Benefits..................................................................37
         5.9      Form S-8...........................................................................................39
         5.10     Indemnification....................................................................................39
         5.11     Affiliate Agreements...............................................................................40
         5.12     Regulatory Filings; Reasonable Efforts.............................................................40
         5.13     Action by Board of Directors.......................................................................41
         5.14     Nasdaq Listing.....................................................................................41

ARTICLE VI CONDITIONS TO THE MERGER..................................................................................41

         6.1      Conditions to Obligations of Each Party to Effect the Merger.......................................41
         6.2      Additional Conditions to Obligations of Company....................................................42
         6.3      Additional Conditions to the Obligations of Parent and Merger Sub..................................43

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER........................................................................43

         7.1      Termination........................................................................................43
         7.2      Notice of Termination; Effect of Termination.......................................................45
         7.3      Fees and Expenses..................................................................................45
         7.4      Amendment..........................................................................................46
         7.5      Extension; Waiver..................................................................................46

ARTICLE VIII GENERAL PROVISIONS......................................................................................47
         8.1      Non-Survival of Representations and Warranties.....................................................47
         8.2      Notices............................................................................................47
         8.3      Interpretation.....................................................................................48
         8.4      Counterparts.......................................................................................49
         8.5      Entire Agreement; Third Party Beneficiaries........................................................49
         8.6      Severability.......................................................................................49
         8.7      Other Remedies; Specific Performance...............................................................49
         8.8      Governing Law......................................................................................50
         8.9      Rules of Construction..............................................................................50
         8.10     Assignment.........................................................................................50
         8.11     Waiver of Jury Trial...............................................................................50

                                INDEX OF EXHIBITS
                                -----------------

Exhibit A   Form of Company Voting Agreement

Exhibit B   Form of Company Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of March 12, 2001, among Novell, Inc., a Delaware corporation ("Parent"), Ceres Neptune Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Cambridge Technology Partners (Massachusetts), Inc., a Delaware corporation ("Company").

                                    RECITALS
                                    --------

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law"), Parent, Merger Sub and Company intend to enter into a business combination transaction.

     B. The Board of Directors of Company (i) has determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of Company and in the best interests of Company and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger Agreement advisable and (iv) has determined to recommend that the stockholders of Company adopt this Agreement.

     C. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and in the best interests of Parent, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) has adopted a resolution declaring the Merger Agreement advisable and approving the issuance of shares of Parent Common Stock (as defined below) pursuant to the Merger (the "Share Issuance").

     D. The Board of Directors of Merger Sub (i) has determined that the Merger (as defined in Section 1.1) is in the best interest of Merger Sub and its sole stockholder, Parent, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger Agreement advisable and (iv) has determined unanimously to recommend that Parent, in its capacity as sole stockholder of Merger Sub, adopt this Agreement.

     E. Concurrently with the execution of this Agreement: (i) certain stockholders of Company are entering into Voting Agreements in substantially the form attached hereto as Exhibit A (the "Company Voting Agreements") and (ii)
                        ---------
certain Company Affiliates (as defined in Section 5.11 below) are entering into Company Affiliate Agreements in substantially the form attached hereto as Exhibit B (the "Company Affiliate Agreements").

     F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and
         ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effective Time; Closing. Subject to the provisions of this Agreement,
         -----------------------
the parties hereto shall cause the Merger to be consummated by filing on the Closing Date (as defined in Section 1.2) a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "Certificate of Merger") (the time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "Effective Time"). The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified in writing by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger
         --------------------
shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4 Certificate of Incorporation; Bylaws.
         ------------------------------------

        (a) At the Effective Time, the Certificate of Incorporation of Merger Sub as in effect on the date hereof and subject to the following proviso, shall be the Certificate of Incorporation of the Surviving Corporation; provided, however, that the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Cambridge Technology Partners, Inc.".

        (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation.

     1.5 Directors and Officers. The directors of Merger Sub immediately prior
         ----------------------
to the Effective Time shall be the initial directors of the Surviving Corporation until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by applicable law. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by applicable law.

     1.6 Effect on Capital Stock. Subject to the terms and conditions of this
         -----------------------
Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities, the following shall occur:

        (a) Conversion of Company Common Stock. Each share of Common Stock, par
            ----------------------------------
value $0.01 per share, of Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any share of Company Common Stock to be canceled and extinguished pursuant to Section 1.6(b)) will be automatically converted (subject to Sections 1.6(e) and (f)) into 0.668 (the "Exchange Ratio") of a validly issued, fully paid and nonassessable share of Common Stock, par value $0.10 per share, of Parent (the "Parent Common Stock"), which shall be referred to in this Agreement as the "Merger Consideration." If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

        (b) Cancellation of Company-Owned Stock. Each share of Company Common
            -----------------------------------
Stock held by Company or any direct or indirect wholly-owned subsidiary of Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

        (c) Stock Options; Earn-Out Right. At the Effective Time, all options to
            -----------------------------
purchase Company Common Stock then outstanding under Company's 1998 Stock Option Plan, 1997 Stock Option Plan, 1991 Stock Option Plan, 1995 Non-employee
Director Stock Option Plan, Axiom Stock Option Plan, IOS Gruppen Stock Plan and SCG Option Plan (collectively, the "Company Option Plans"), whether vested or unvested, and the Company Option Plans themselves, shall be assumed by Parent in accordance with Section 5.8. At the Effective Time, all obligations to deliver shares of Company Common Stock (the "Earn-Out Agreement") under the Agreement for the Purchase of the Business and Assets of OSIX Pty Ltd., dated November 3, 2000, among the Company, Cambridge Technology Partners Pty Ltd., the Warrantors and OSIX Pty Ltd., shall be assumed by Parent in accordance with Section 5.8(c) hereof.

        (d) Capital Stock of Merger Sub. Each share of Common Stock, $0.01 par
            ---------------------------
value per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

        (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted
            -----------------------------
to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for Parent Common Stock or Company Common Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

        (f) Fractional Shares.
            -----------------

          (i) No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.7(c) hereof), receive from the Exchange Agent (as defined in Section 1.7(a) hereof) an amount of cash (rounded to the nearest whole cent), without interest, representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional shares of Parent Common Stock as applicable (the "Excess Parent Common Stock"). The sale of the Excess Parent Common Stock by the Exchange Agent shall be executed on the Nasdaq National Market ("Nasdaq") and shall be executed in round lots to the extent practicable. Until the proceeds of such sale or sales have been distributed to the former holders of Company Common Stock, the Exchange Agent shall hold such proceeds for the benefit of such holders without liability or obligation to invest such amounts or to pay interest thereon to such holders. Parent shall reimburse the Exchange Agent for all reasonable commissions, transfer taxes and other out-of-pocket transaction costs, including expenses incurred and commissions paid by the Exchange Agent in connection with the sale of the Excess Parent Common Stock. The Exchange Agent shall determine the portion of such net proceeds to which each former holder of shares of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such former holder of shares of Company Common Stock is entitled (after taking into account all shares of Company Common Stock then held by such former holder) and the denominator of which is the aggregate amount of fractional interests to which all former holders of shares of Company Common Stock are entitled.

          (ii) Notwithstanding the provisions of Section 1.6(f)(i) hereof, Parent may elect, at its option exercised prior to the Effective Time, and in lieu of the issuance and sale of the Excess Parent Common Stock and the making of the payments contemplated in Section 1.6(f)(i) hereof, to pay to the Exchange Agent an amount of cash sufficient for the Exchange Agent to pay each former holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) an amount of cash (rounded to the nearest whole cent) equal to the product obtained by multiplying (x) such fraction of a share of Parent Common Stock by (y) the average closing price of one share of Parent Common Stock for the five (5) most recent days that Parent Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on Nasdaq.

   1.7  Surrender of Certificates.
        --------------------------

        (a) Exchange Agent. Prior to the Effective Time, Parent shall select a
            --------------
bank or trust company reasonably acceptable to Company to act as the exchange agent (the "Exchange Agent") in the Merger.

        (b) Parent to Provide Common Stock. As of the Effective Time, Parent
            ------------------------------
shall deposit with the Exchange Agent, for exchange in accordance with this
Article I, the shares of Parent Common Stock issuable pursuant to Section 1.6(a) in exchange for outstanding shares of Company Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

        (c) Exchange Procedures. As soon as practicable after the Effective Time
            -------------------
(but in no event more than five business days after the Effective Time) Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock pursuant to Section 1.6(a), cash in lieu of any fractional shares pursuant to Section 1.6(f), and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted pursuant to Section 1.6(a), together with payment in lieu of fractional shares which such holders have the right to receive pursuant to
Section 1.6(f) and any dividends or other distributions payable pursuant to
Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed, from and after the Effective Time, to evidence only the ownership of the number of whole shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted (including any voting, notice or other rights associated with the ownership of such shares of Parent Common Stock under the Certificate of Incorporation or Bylaws of Parent or under Delaware Law) and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or other distributions payable pursuant to Section 1.7(d).

        (d) Distributions With Respect to Unexchanged Shares. Dividends or other
            ------------------------------------------------
distributions declared or made after the date of this Agreement with respect to Parent Common

Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby when the holders of record of such Certificates surrender such Certificates.

        (e) Transfers of Ownership. If certificates representing shares of
            ----------------------
Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have (i) paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or (ii) established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

        (f) Required Withholding. Each of the Exchange Agent, Parent and the
            --------------------
Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or state, local or foreign law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

        (g) No Liability. Notwithstanding anything to the contrary in this
            ------------
Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 No Further Ownership Rights in Company Common Stock. All shares of
         ---------------------------------------------------
Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Sections 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. There shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9 Lost, Stolen or Destroyed Certificates. In the event that any
         --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6(a), cash for fractional shares, if any, as may be required pursuant to
Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that the Exchange Agent, may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock and the payment of cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Tax and Accounting Consequences.
          -------------------------------

        (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        (b) It is intended by the parties hereto that the Merger shall qualify as a "purchase" transaction for accounting purposes.

     1.11 Taking of Necessary Action; Further Action. If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Parent and the Surviving Corporation shall be fully authorized (in the name of Merger Sub, Company, the Surviving Corporation and otherwise) to take all such necessary action.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are disclosed in writing in the disclosure schedules supplied by Company to Parent dated as of the date hereof (the "Company Schedule"), which disclosure shall provide an exception to or otherwise qualify the representations or warranties of Company contained in the Section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent it is readily apparent on the face of such disclosure that such disclosure is applicable to such other representations or warranties, as follows:

     2.1  Organization of Company.
          ------------------------

        (a) Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined in Section 8.3) on Company.

        (b) Company has delivered to Parent a true and complete list of all of Company's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and Company's equity interest therein (to the extent such entity is not wholly owned) and except for securities held by the Company and minority ownership interests in certain of Company's subsidiaries held by third parties (as described on such list of subsidiaries), there are no outstanding equity securities, partnership interests or similar ownership interests (or any security exchangeable or convertible into, or exercisable for, any of the foregoing) in any subsidiary of Company.

        (c) Company has delivered or made available to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of Company and similar governing instruments of each of its material subsidiaries, each as in effect on the date hereof, and each such instrument is in full force and effect. Neither Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

     2.2 Company Capital Structure. The authorized capital stock of Company
         -------------------------
consists of 250,000,000 shares of Common Stock, par value $0.01 per share, of which there were 63,532,271 shares issued and outstanding as of March 1, 2001, and 2,000,000 shares of Preferred Stock, par value $0.01 per share ("Company Preferred Stock"), of which there were no shares issued and outstanding as of March 11, 2001. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Company or any agreement or document to which Company is a party or by which it is bound. As of March 11, 2001 Company had reserved an aggregate of 23,189,746 shares of Company Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Company
Option Plans, under which options are outstanding for an aggregate of 17,545,280 shares and under which 17,545,280 shares are available for grant or issuance as of March 11, 2001. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The Company has provided to the Parent information describing option activity through March 11, 2001.

     2.3 Obligations With Respect to Capital Stock. Except as set forth in
         -----------------------------------------
Section 2.2 above and in Section 2.3 of the Company Schedule, there are no equity securities, partnership interests or similar ownership interests of any class of Company, or any securities exchangeable or convertible into or exercisable for any such equity securities (including options and warrants), partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 2.2 above and in Section
2.3 of the Company Schedule, and except for the rights ("Rights") issued pursuant to the Rights Agreement, dated as of June 23, 1997, between Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, as amended (the "Rights Agreement"), there are no commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such commitment or agreement. Except as set forth in Section 2.3 of the Company Schedule, there are no registration rights and, to the knowledge of Company there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

     2.4  Authority.
          ---------

        (a) Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the adoption of this Agreement by Company's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of the Company Common Stock is required for Company's stockholders to approve and adopt this Agreement and approve the Merger. This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. Except as set forth in Section 2.4 of the Company Schedule, the execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Company or the equivalent organizational documents of any of its subsidiaries, (ii) subject to compliance with the requirements set forth in Section 2.4(b) below, materially conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not, in the case of clause (ii) or
(iii), reasonably be expected to have a Material Adverse Effect on Company.

        (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a Form S-4 Registration Statement and any amendments thereto (the "S-4") with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware, (iii) the filing of the Proxy Statement/Prospectus (as defined in Section 2.17) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and such reports or other filings under the Exchange Act as may be required by this Agreement and the transactions contemplated hereby, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the laws of any foreign country, (v) such consents, approvals, orders, authorizations and filings as may be required by Nasdaq, and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Company or a Material Adverse Effect on the ability of the parties to consummate the Merger.

     2.5  SEC Filings; Company Financial Statements.
          ------------------------------------------

        (a) Company has filed all forms, reports and documents required to be filed with the SEC since January 1, 1998. All such required forms, reports and documents (including those that Company may file subsequent to the date hereof) are referred to herein as the "Company SEC Reports." Except as set forth in
Section 2.5 of the Company Schedule, as of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

        (b) Except as set forth in Section 2.5 of the Company Schedule, each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports, (i) complied as to form in all material respects with the then current published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Company and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Company as of December 31, 2000 and the Statement of Operations and the Statement of Cash Flow, each for the year ended December 31, 2000, copies of which are attached as
Section 2.5 of the Company Schedule, are hereinafter referred to as the "Year 2000 Financials"; and the Year 2000 Financials together with the consolidated financial statements contained in the Company SEC Reports are referred to hereinafter as the "Company Financials." The Year 2000 Financials were prepared in accordance with GAAP applied on a consistent basis except that they do not yet include the footnotes that are necessary for completion and compliance with GAAP. Except as disclosed in the Company Financials, neither Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP except liabilities (i) provided for in the balance sheet dated December 31, 2000, (ii) incurred since December 31, 2000 in the ordinary course of business consistent with past practices, or (iii) liabilities or obligations under or related to this Agreement and the transactions contemplated hereby.

        (c) Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

     2.6 Absence of Certain Changes or Events. Except as disclosed in Section
         ------------------------------------
2.6 of the Company Schedule, since December 31, 2000, there has not been: (i) any Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's capital stock, or any purchase, redemption or other acquisition by Company of any of the Company's capital stock or any other securities of Company or its subsidiaries or of any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Company's capital stock, (iv) except for agreements contemplated under Section 5.8(a), any granting by Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for increases of cash compensation and fringe benefits in the ordinary course of business and consistent with past practice, or any payment by Company or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Company or any of its subsidiaries of any increase in severance or termination pay or any entry by Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction contemplated hereby, (v) entry by Company or any of its subsidiaries into any material licensing or other material agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.8 hereof) other than in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with the SEC, and other than licenses disclosed on Section 2.8 of the Company Schedule,
(vi) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any material revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     2.7 Taxes.
         -----

        (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or,
            -------------------
collectively, "Taxes", means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

        (b) Tax Returns and Audits.
            ----------------------


          (i) Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by Company and each of its subsidiaries with any Tax authority, except such Returns which are not material to Company, and such Returns are true and correct and have been completed in accordance with applicable law, except where a failure to be true and correct or to have been so completed would not have a Material Adverse Effect on Company. Company and each of its subsidiaries have timely paid all Taxes shown to be due on such Returns.

          (ii) Company and each of its subsidiaries have withheld with respect to their past and present employees, officers, directors and independent contractors, stockholders, creditors and all other third parties, all Taxes and other deductions required to be withheld and have, within the time and in the manner required by law, paid such withheld amounts to the property governmental authorities, except where the failure to pay such Taxes would not have a Material Adverse Effect on Company.

          (iii) Except as set forth in Section 2.7 of the Company Schedule, neither Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Company or any of its subsidiaries, nor has Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (iv) Except as set forth in Section 2.7 of the Company Schedule, no audit or other examination of any Return of Company or any of its subsidiaries by any Tax authority is presently in progress, nor has Company or any of its subsidiaries been notified of any request for such an audit or other examination which could have a Material Adverse Effect on Company.

          (v) Except as set forth in Section 2.7 of the Company Schedule, no adjustment relating to any Returns filed by Company or any of its subsidiaries (and no claim by a Tax authority in a jurisdiction in which Company does not file Returns that Company may be subject to taxation by such jurisdiction) has been proposed in writing formally or informally by any Tax authority to Company or any of its subsidiaries or any representative thereof which could have a Material Adverse Effect on Company.

          (vi) Neither Company nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on the balance sheet of the Company dated December 31, 2000 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since September 30, 2000 in connection with the operation of the business of Company and its subsidiaries in the ordinary course.

          (vii) Neither Company nor any of its subsidiaries (i) has ever been a member of an affiliated group filing a consolidated federal income Tax Return (other than a consolidated group the common parent of which is Company or a subsidiary), (ii) is a party to any Tax sharing or Tax allocation agreement, arrangement or understanding with a person other than the

Company and its subsidiaries, (iii) is liable for the Taxes of any other person other than the Company and its subsidiaries under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, and (iv) is a party to any joint venture, partnership or other arrangement that could be treated as a partnership for income Tax purposes.

          (viii) Neither Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (ix) Neither Company nor any of its subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     2.8 Company Intellectual Property. For the purposes of this Agreement, the
         -----------------------------
following terms have the following definitions:

     "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; and (vii) all domain names.

     "Company Intellectual Property" shall mean any material Intellectual Property that is owned by Company or any of its subsidiaries.

        (a) To the knowledge of the Company, except as may be set forth on
Schedule 2.8 of the Company Schedule, no Company Intellectual Property or product or service of Company or any of its subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company or any of its subsidiaries, other than in the ordinary course of business, or which may affect the validity, use or enforceability of such Company Intellectual Property.

        (b) Except as may be set forth on Schedule 2.8 of the Company Schedule, Company and its subsidiaries own and have good and exclusive title to all Company Intellectual Property free and clear of any material liens or encumbrances (excluding non-exclusive licenses). Except as may be set forth on
Schedule 2.8 of the Company Schedule, Company has licenses

(sufficient for the conduct of its business as currently conducted) to all other material Intellectual Property used by Company.

        (c)  [Intentionally left blank.]
              ------------------------


        (d) To the knowledge of the Company, except as may be set forth on
Schedule 2.8 of the Company Schedule, to the extent that any material Intellectual Property has been developed or created by a third party for Company or any of its subsidiaries, Company has obtained ownership of, and is the exclusive owner of, by operation of law or by valid assignment, to the fullest extent it is legally possible to do so, or has obtained a license (sufficient for the conduct of its business and the business of its subsidiaries) to all such third party's Intellectual Property in such work or material.

        (e) Except as may be set forth on Schedule 2.8 of the Company Schedule, neither Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party except to customers pursuant to written agreements in the ordinary course of business.

        (f) To the knowledge of Company, except as may be set forth on Schedule
2.8 of the Company Schedule, the operation of the business of Company and its subsidiaries as such business currently is conducted has not and does not materially infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

        (g) Except as may be set forth on Schedule 2.8 of the Company Schedule, to the knowledge of the Company, neither Company nor any of its subsidiaries has received notice from any third party that the operation of the business of Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

        (h) Except as may be set forth on Schedule 2.8 of the Company Schedule, to the knowledge of Company, no person has materially infringed or misappropriated or is materially infringing or misappropriating any Company Intellectual Property.

        (i) Company and each of its subsidiaries have taken reasonable steps to protect Company's and its subsidiaries' rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company except where the failure to do so is not reasonably expected to be material to Company and its subsidiaries.

     2.9  Compliance; Permits; Restrictions.
          ---------------------------------

        (a) Neither Company nor any of its subsidiaries is, in any respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected (except as noted on Section 2.10 of the Company Schedule), or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for such conflict, default or violation which would not reasonably be expected to have a Material Adverse Effect on Company. To the knowledge of Company, no investigation or review by any Governmental Entity which would reasonably be expected to materially impact the Company is pending or threatened against Company or its subsidiaries, nor has any Governmental Entity indicated in writing to Company or any subsidiary an intention to conduct the same. To the knowledge of Company, there is no material agreement, judgment, injunction, order or decree binding upon Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its subsidiaries, any acquisition of material property by Company or any of its subsidiaries or the conduct of business by Company as currently conducted.

        (b) Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Company (collectively, the "Company Permits"). Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits.

     2.10 Litigation. As of the date of this Agreement, except as set forth in
          ----------
Section 2.10 of the Company Schedule, there is no action, suit, proceeding, claim, arbitration or investigation pending, and to Company's knowledge, no action, suit, proceeding, claim, arbitration or investigation against Company or any of its subsidiaries has been threatened, which, in either case, if decided adversely, would reasonably be expected to have a Material Adverse Effect on Company, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     2.11 Brokers' and Finders' Fees. Except for fees payable to Salomon Smith
          --------------------------
Barney, Inc. pursuant to an engagement letter, a copy of which has been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.12 Employee Matters and Benefit Plans.
          ----------------------------------

        (a) Definitions. With the exception of the definition of "Affiliate" set
            -----------
forth in Section 2.12 (a)(i) below (which definition shall apply only to Sections 2.12 and 5.8 hereof), for purposes of this Agreement, the following terms shall have the meanings set forth below:

          (i) "Affiliate" shall mean any other person or entity under common
               ---------
control with Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

          (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation
                -----
Act of 1985, as amended;

          (iii) "Code" shall mean the Internal Revenue Code of 1986, as amended;
                 ----

          (iv) "Company Employee Plan" shall mean any material plan, program,
                ---------------------
policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Company or any Affiliate for the benefit of any Employee, or with respect to which Company or any Affiliate has or may have any liability or obligation;

          (v) "DOL" shall mean the Department of Labor;
               ---

          (vi) "Employee" shall mean any current or former or retired employee,
                --------
consultant or director of Company or any Affiliate;

          (vii) "Employment Agreement" shall mean each management, employment,
                 --------------------
severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding relating to employment or compensation between Company or any Affiliate and any Employee;

          (viii) "ERISA" shall mean the Employee Retirement Income Security Act
                  -----
of 1974, as amended;

          (ix) "FMLA" shall mean the Family Medical Leave Act of 1993, as
                ----
amended;

          (x) "International Employee Plan" shall mean each Company Employee
               ---------------------------
Plan that has been adopted or maintained by Company or any Affiliate, whether informally or formally, or with respect to which Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

          (xi) "IRS" shall mean the Internal Revenue Service;
                ---

          (xii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined
                 ------------------
below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

          (xiii) "Pension Plan" shall mean each Company Employee Plan which is
                  ------------
an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

        (b) Schedule. Section 2.12(b) of the Company Schedule contains an
            --------
accurate and complete list of each Company Employee Plan, International Employee Plan, and each Employment Agreement applicable to an officer of the Company. Company has provided Parent with the form of employee non-disclosure, inventions, non-competition and non-solicitation agreement applicable to newly hired officers of the Company. Company does not have any plan or commitment to establish any new Company Employee Plan, International Employee Plan, or Employment Agreement, to modify any Company Employee Plan or Employment Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan, International Employee Plan, or Employment Agreement.

        (c) Documents. Company has provided to Parent correct and complete
            ---------
copies of: (i) all material documents embodying each Company Employee Plan, International Employee Plan, and each Employment Agreement applicable to an officer of Company including (without limitation) all amendments thereto and all related trust documents, group annuity contracts and group insurance contracts;
(ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters; and (vii) the three (3) most recent plan years discrimination tests for each Company Employee Plan.

        (d) Employee Plan Compliance. Except as set forth on Section 2.12(d),
            ------------------------
(i) Company has performed in all material respects all obligations required to be performed by it under, is not in default or material violation of, and has no knowledge of any default or material violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan which could reasonably be expected to result in a material liability to Company or to any Company Employee Plan; (v) each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to Parent, Company or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the IRS or DOL with respect to any Company Employee Plan; and
(vii) neither Company nor any Affiliate is subject to any penalty or Tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

        (e) Pension Plan. Neither Company nor any Affiliate has ever maintained,
            ------------
established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

        (f) Collectively Bargained, Multiemployer and Multiple Employer Plans.
            -----------------------------------------------------------------
At no time has Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

        (g) No Post-Employment Obligations. No Company Employee Plan provides,
            ------------------------------
or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

        (h) Health Care Compliance. Neither Company nor any Affiliate has, prior
            ----------------------
to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

        (i) Effect of Transaction. Except as set forth on Section 2.12(i) of the
            ---------------------
Company Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

        (j) Employment Matters. Company: (i) is in compliance in all material
            ------------------
respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has in all material respects withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any material arrears of wages or any material Taxes or any material penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice or as properly accrued on the Company's financials). There are no material pending, threatened or reasonably anticipated claims or actions against Company under any worker's compensation policy or long-term disability policy.

        (k) Labor. No work stoppage or labor strike against Company is pending,
            -----
threatened or reasonably anticipated. To Company's knowledge, there have been no activities or proceedings of any labor union to organize any Employees. Except as set forth in Schedule 2.12(k), there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Company. Neither Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Schedule 2.12(k), Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Company.

        (l) International Employee Plan. Each International Employee Plan has
            ---------------------------
been established, maintained and administered in all material respects in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued or properly reflected on the Company's financials. Except as required by law, no condition exists that would prevent Company or Parent (after the Effective Time) from terminating or amending any International Employee Plan at any time for any reason without material liability to Company or its Affiliates (other than ordinary administration expenses or routine claims for benefits).

     2.13  [Intentionally left blank.]
            ------------------------

     2.14  Environmental Matters.
           ---------------------

        (a) Hazardous Materials Activities. Except as would not reasonably be
            ------------------------------
likely to result in a Material Adverse Effect to Company (in any individual case or in the aggregate), (i) neither Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to pollutants, contaminants, wastes, any toxic, radioactive or otherwise hazardous materials ("Hazardous Materials") in violation of any law in effect on or before the Closing Date, and (ii) neither Company nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

        (b) Environmental Liabilities. Except as set forth in Section 2.14 of
            -------------------------
the Company Schedule, no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Company's knowledge, threatened concerning any Company Permit relating to any environmental matter, Hazardous Material or any Hazardous Materials Activity of Company or any of its subsidiaries. Company is not aware of any fact or circumstance which could involve Company or any of its subsidiaries in any environmental litigation or impose upon Company or any of its subsidiaries any environmental liability.

     2.15  [Intentionally left blank.]
            ------------------------

     2.16 Agreements, Contracts and Commitments. Except as set forth in Section
          -------------------------------------
2.16 of the Company Schedule, neither Company nor any of its subsidiaries is a party to or is bound by:

        (a) any employment or consulting agreement, contract or commitment with any executive officer or higher level employee or member of Company's Board of Directors, other than those that are terminable by Company or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to Company;

        (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

        (c) any material agreement of indemnification or any guaranty other than any agreement of indemnification entered into in the ordinary course of business;

        (d) any agreement, contract or commitment containing any covenant limiting in any material respect the right of Company or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

        (e) any agreement, contract or commitment that directly or indirectly prevents Company or any of its subsidiaries from providing services to or performing work for competitors of any customer of Company or any other similar restriction imposed on Company by a customer.

        (f) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's subsidiaries;

        (g) any customer, dealer, distributor, marketing or development agreement currently in force under which Company or any of its subsidiaries have continuing material obligations to provide any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement entered into outside the ordinary course pursuant to which Company or any of its subsidiaries have continuing material obligations to develop any Intellectual Property that may not be canceled without penalty upon notice of ninety (90) days or less;

        (h) any agreement, contract or commitment currently in force and entered into outside the ordinary course of business to provide source code to any third party for any product or technology that is material to Company and its subsidiaries taken as a whole;

        (i) [Intentionally left blank.]

        (j) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $2,000,000 individually;

        (k) any material settlement agreement entered into within two (2) years prior to the date of this Agreement;

        (l) any agreement entered into in the ordinary course of business providing for revenue to Company derived from North America of more than $3,000,000; or

        (m) any other agreement, contract or commitment that has a value of $5,000,000 or more individually other than in the ordinary course of business.

     Neither Company nor any of its subsidiaries, nor to Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

     2.17 Statements; Proxy Statement/Prospectus. None of the information
          --------------------------------------
supplied or to be supplied by Company for inclusion or incorporation by reference in (i) the S-4 (as defined in Section 2.4(b)) will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the proxy statement/prospectus to be sent to the stockholders of Company in connection with the meeting of Company's stockholders to consider the adoption of this Agreement (the "Company Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement/Prospectus") shall not, on the date the Proxy Statement/Prospectus is first mailed to Company's stockholders, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Company or any of its affiliates, officers or directors should be discovered by Company which should be set forth in an amendment to the S-4 or a supplement to the Proxy Statement/Prospectus, Company shall promptly inform Parent. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

     2.18 Board Approval. The Board of Directors of Company has, as of the date
          --------------
of this Agreement, unanimously (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Company and in the best interests of, Company and its stockholders, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) adopted a resolution declaring the Merger Agreement advisable and (iv) determined to recommend that the stockholders of Company adopt this Agreement.

     2.19 State Takeover Statutes. The Board of Directors of Company has
          -----------------------
approved the Merger, this Agreement, the Company Voting Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Company Voting Agreement and the transactions contemplated hereby and thereby the provisions of Section 203 of Delaware Law to the extent, if any, such Section is applicable to the Merger, this Agreement, the Company Voting Agreement and the transactions contemplated hereby and thereby. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Company Voting Agreement or the transactions contemplated hereby and thereby.

     2.20 Fairness Opinion. Company has received a written opinion from Salomon
          ----------------
Smith Barney, Inc., dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to Company's stockholders from a financial point of view and has delivered to Parent a copy of such opinion.

     2.21 Company Rights Agreement. Company, including its Board of Directors,
          ------------------------
has irrevocably taken all actions necessary to render the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement and a copy of the amendment to such Rights Agreement effecting such change has been provided to Parent.

     2.22 Investment Company. Company is not subject to registration as an
          ------------------
"investment company" under the Investment Company Act of 1940.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub jointly and severally represent and warrant to Company, subject to such exceptions as are disclosed in writing in the disclosure Schedule supplied by Parent to Company dated as of the date hereof (the "Parent Schedule"), which disclosure shall provide an exception to or otherwise qualify the representations or warranties of Parent and Merger Sub contained in the Section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent it is readily apparent on the face of such disclosure that such disclosure is applicable to such other representations or warranties, as follows:

     3.1 Organization of Parent.
         ----------------------

        (a) Parent and each of its subsidiaries, including Merger Sub, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent.

        (b) Parent has delivered to Company a true and complete list of all of Parent's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and Parent's equity interest therein (to the extent such entity is not wholly owned).

        (c) Parent has delivered or made available to Company a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and similar governing instruments of each of its material subsidiaries, including Merger Sub, each as amended to date, and each such instrument is in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

     3.2 Parent Capital Structure. The authorized capital stock of Parent
         ------------------------
consists of 600,000,000 shares of Common Stock, par value $0.10 per share, of which there were 317,653,609 shares issued and outstanding as of January 31, 2001 and 500,000 shares of Preferred Stock, par value $0.10 per share, of which no shares are issued or outstanding. The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, par value $0.10 per share, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or any agreement or document to which Parent is a party or by which it is bound. As of January 31, 2001, 2001, Parent had reserved an aggregate of 94,627,729 shares of Parent Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to Parent's 2000 Stock Plan, 2000 Nonqualified Stock Option Plan, the 1991 Stock Plan, Non-Employee Director Plan, the 1997 Stock Plan and the 1989 Stock Purchase Plan (the "Parent Stock Option Plans"), under which options are outstanding for 62,265,857 shares and under which 32,361,872 shares are available for grant as of January 31, 2001. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

     3.3 Obligations With Respect to Capital Stock. Except as set forth in
         -----------------------------------------
Section 3.2, there are no equity securities, partnership interests or similar ownership interests of any class of Parent, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for securities Parent owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of Parent, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Parent there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Parent or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

     3.4 Authority.
         ---------

        (a) Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company constitutes the valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or the equivalent organizational documents of any of its subsidiaries, including Merger Sub (ii) subject to compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries, including Merger Sub or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or Merger Sub's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries, including Merger Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries, including Merger Sub is a party or by which Parent or any of its subsidiaries, including Merger Sub or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not, in the case of clause (ii) or
(iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

        (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a S-4 with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware, (iii) the filing of the Proxy Statement/Prospectus with the SEC in accordance with the Securities Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the HSR Act and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be material to Parent or Company or have a material adverse effect on the ability of the parties to consummate the Merger.

     3.5  SEC Filings; Parent Financial Statements.
          -----------------------------------------

        (a) Parent has filed all forms, reports and documents required to be filed with the SEC since January 1, 1998. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financials"), (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Parent contained in the Parent SEC Reports as of October 31, 2000 is hereinafter referred to as the "Parent Balance Sheet." Except as disclosed in the Parent Financials, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities
(i) provided for in the Parent Balance Sheet, or (ii) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices.

        (c) Parent has heretofore furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

     3.6 Absence of Certain Changes or Events. Since the date of the Parent
         ------------------------------------
Balance Sheet, there has not been: (i) any Material Adverse Effect on Parent,
(ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Parent's capital stock, (iii) any split, combination or reclassification of any of Parent's capital stock, (iv) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (v) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     3.7  Compliance; Permits; Restrictions.
          ----------------------------------

        (a) Neither Parent nor any of its subsidiaries is, in any respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for such conflict default or violation which would not reasonably be expected to have a Material Adverse Effect on Parent. To the knowledge of Parent, no investigation or review by any Governmental Entity is pending or threatened against Parent or its subsidiaries, nor has any Governmental Entity indicated in writing to Parent or any subsidiary an intention to conduct the same. To the knowledge of Parent, there is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its subsidiaries, any acquisition of material property by Parent or any of its subsidiaries or the conduct of business by Parent as currently conducted.

        (b) Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Parent (collectively, the "Parent Permits"). Parent and its subsidiaries are in compliance in all material respects with the terms of the Parent Permits.

     3.8 Litigation. As of the date of this Agreement, there is no action, suit,
         ----------
proceeding, claim, arbitration or investigation pending, or as to which Parent or any of its subsidiaries has received any notice of assertion nor, to Parent's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or any of its subsidiaries which reasonably would be likely to be material to Parent, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     3.9 Environmental Matters.
         ----------------------

        (a) Hazardous Materials Activities. Except as would not reasonably be
            ------------------------------
likely to result in a Material Adverse Effect to Parent (in any individual case or in the aggregate), (i) neither Parent nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither Parent nor any of its subsidiaries has engaged in Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

        (b) Environmental Liabilities. No action, proceeding, revocation
            -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to Parent's knowledge, threatened concerning any Parent Permit relating to any environmental matter, Hazardous Material or any Hazardous Materials Activity of Parent or any of its subsidiaries. Parent is not aware of any fact or circumstance which could involve Parent or any of its subsidiaries in any environmental litigation or impose upon Parent or any of its subsidiaries any environmental liability.

     3.10 Labor Matters. (i) There are no controversies pending or, to the
          -------------
knowledge of each of Parent and its respective subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees which controversies have had, or would reasonably be expected to have a Material Adverse Effect on Parent; (ii) as of the date of this Agreement, neither Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries nor does Parent or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries.

     3.11 Statements; Proxy Statement/Prospectus. None of the information
          --------------------------------------
supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the S-4 will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is first mailed to Company's stockholders, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the S-4 or a supplement to the Proxy Statement/Prospectus, Parent shall promptly inform Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Company which is contained in any of the foregoing documents.

     3.12 Board Approval. The Boards of Directors of Parent and Merger Sub have,
          --------------
as of the date of this Agreement, (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent or Merger Sub, as the case may be, and fair to, and in the best interests of, Parent or Merger Sub, as the case may be, and (ii) duly approved the Merger, this Agreement and the other transactions contemplated hereby and (iii) adopted a resolution declaring the Merger Agreement advisable and approving the Share Issuance (in the case of Parent).

     3.13 Parent Intellectual Property. To the knowledge of Parent, the
          ----------------------------
operation of the business of Parent and its subsidiaries as such business currently is conducted does not materially infringe or misappropriate the Intellectual Property of any third party where such infringement would have a Material Adverse Effect on Parent.

     3.14 Taxes. Parent and each of its subsidiaries have timely filed all
          -----
Returns relating to Taxes required to be filed by Parent and each of its subsidiaries with any Tax authority, except such Returns which are not material to Company, and such Returns are true and correct in all material respects and have been completed in accordance with applicable law. Parent and each of its subsidiaries have timely paid all Taxes shown to be due on such Returns. Neither Parent nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Parent or any of its subsidiaries. Neither Parent nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on the Parent Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since October 31, 2000 in connection with the operation of the business of Parent and its subsidiaries in the ordinary course. Neither Parent nor any of its subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                                   ARTICLE IV
                 CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business by Company.
         ------------------------------

        (a) Except as set forth on Schedule 4.1(a), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, carry on its business in the ordinary course substantially consistent with past practice and in substantial compliance with all applicable laws and regulations, and use its commercially reasonable efforts substantially consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present executive officers and employees, and
(iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has material business dealings.

        (b) In addition, without the prior written consent of Parent, which shall not be unreasonably withheld, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not, except as set forth on Schedule 4.1(a), do any of the following and shall not permit its subsidiaries to do any of the following:

          (i) Except as required by law or pursuant to the terms of a Plan in effect as of the date hereof, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (ii) Grant any severance or termination pay to any officer or a higher level employee except pursuant to written agreements outstanding, or policies or practices existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

          (iii) Other than in the ordinary course of business substantially consistent with past practices, transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights;

          (iv) Except as described in Schedule 4.1(b)(iv) hereto (x) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or
(y) split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (v) Except as described in Schedule 4.1(b)(v) hereto, purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof (or any such agreements entered into in the ordinary course consistent with past practice by Company with employees hired after the date hereof);

          (vi) Issue, deliver, sell, authorize, pledge or otherwise encumber, or propose any of the foregoing, with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (x) the issuance, delivery and/or sale of (A) shares of Company Common Stock pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement and (B) shares of Company Common Stock in accordance with the Earn-Out Agreement, and (y) the granting of stock options in the ordinary course of business in such amounts and in all other respects substantially consistent with past practices.

          (vii) Cause, permit or submit to a vote of Company's stockholders any amendments to the Company Charter Documents (or similar governing instruments of any of its subsidiaries);

          (viii) Acquire, or agree to acquire, by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures or strategic partnerships except, in each instance, any such acquisition which is (x) in the ordinary course of business of Company or its subsidiaries or (y) not material to Company and its subsidiaries taken as a whole;

          (ix) Sell, lease, license, encumber or otherwise dispose of any assets (including capital stock of subsidiaries) which are material, individually or in the aggregate, to Company, except (i) internal reorganizations or consolidations involving existing subsidiaries, (ii) other dispositions of assets if the fair market value of such assets does not exceed in the aggregate $1,000,000 and
(iii) in the ordinary course of business;

          (x) Incur any indebtedness for borrowed money in excess of $1,000,000, or guarantee any such indebtedness of another person (other than indebtedness of owned subsidiaries), issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of working capital consistent with past practice or enter into any transaction involving more than $500,000 in capital expenditures, other than ordinary capital expenditures;

          (xi) Adopt or amend any Plan or any employee stock purchase or employee stock option plan; or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"); pay any special bonus or special remuneration to any director or employee; or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except, in each case, in the ordinary course of business or as may be required by law;

          (xii) (A) pay, discharge, settle or satisfy any material litigation (whether or not commenced prior to the date of this Agreement) or any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business substantially consistent with past practice or payment or satisfaction of liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of Company included in the Company SEC Reports or incurred since the date of such financial statements or disclosed in Section 2.9 or 2.10 of the Company Schedule in accordance with their terms, provided, that the settlement of any material litigation shall require the written consent of Parent, or (B) waive the benefits of, agree to modify in any material manner, terminate, release any person from or knowingly fail to enforce the confidentiality or nondisclosure provisions of any material agreement to which Company or any of its subsidiaries is a party or of which Company or any of its subsidiaries is a beneficiary;

          (xiii) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any Company Contract disclosed in Section
2.16 of the Company Schedule or waive, delay the exercise of, release or assign any material rights or claims thereunder;

          (xiv) Except as required by GAAP, revalue any of its material assets or make any change in accounting methods, principles or practices;

          (xv) Engage in any action that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not, otherwise permitted by the provisions of this Article IV;

          (xvi) Make any Tax election or accounting method change (except as required by GAAP or applicable Tax law) inconsistent with past practice that, individually or in the aggregate, is reasonably likely to affect the Tax liability or Tax attributes of Company or any of its subsidiaries, settle or compromise any Tax liability or consent to any extension or waiver of any limitation period with respect to Taxes that is reasonably likely to have a Material Adverse Effect on Company;

          (xvii) Redeem the Rights Plan or amend, modify (other than to delay any "distribution date" therein until immediately prior to the expiration of a tender or exchange offer) or terminate the Rights Plan prior to the Effective Time unless required to do so by a court of competent jurisdiction; or

          (xviii) Agree in writing or otherwise to take any of the actions described in paragraphs (i) through (xvii) above.

     4.2 Conduct of Business by Parent. During the period from the date of this
         -----------------------------
Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not, except to the extent that Company shall otherwise consent in writing:

        (a) Declare, set aside or pay any extraordinary non-stock dividend or distribution;

        (b) Cause, permit or submit to a vote of Parent's stockholders any amendments to the Parent Certificate of Incorporation or bylaws or permit Merger Sub to amend its Certificate of Incorporation or bylaws, except as specifically contemplated in Article I hereof, which amendments would adversely affect the rights of Parent Common Stock;

        (c) Engage in any action that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not, otherwise permitted by the provisions of this Article IV;

        (d) Agree in writing or otherwise to take any of the actions described in paragraphs (a) through (c) above.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

     5.1 Proxy Statement/Prospectus; S-4; Other Filings; Board Recommendations.
         ----------------------------------------------------------------------

        (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and Parent shall file with the SEC the S-4, which shall include a document or documents that will constitute (i) the prospectus forming part of the registration statement on the S-4 and (ii) the Proxy Statement/Prospectus. Each of the parties hereto shall use all commercially reasonable efforts to cause the S-4 to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the S-4. Each of Parent and Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party as advised by its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the S-4, or in any amendments or supplements thereto, and cause its counsel and auditors to reasonably cooperate with the other's counsel and auditors in the preparation of the Proxy Statement/Prospectus and the S-4. As promptly as practicable after the effective date of the S-4, the Proxy Statement/Prospectus shall be mailed to the stockholders of Company. Each of the parties hereto shall cause the Proxy Statement/Prospectus to comply in all material respects as to form and substance with respect to such party with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, and (iii) the rules and regulations of the Nasdaq. As promptly as practicable after the date of this Agreement, each of Company and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Prior to the Effective Time, Parent shall use its commercially reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction in the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; provided that Parent shall not be required to consent to the service of process in any jurisdiction in which it is not so subject. Each of Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials of the receipt of notice that the S-4 has become effective, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Proxy Statement/Prospectus or any Other Filing or for additional information and, except as may be prohibited by any Governmental Entity or by any law applicable to such party, will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the S-4, the Proxy Statement/Prospectus, the Merger or any Other Filing. Each of Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.2(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

        (b) The Proxy Statement/Prospectus shall (i) solicit the approval of this Agreement and the Merger and include the recommendation of the Board of Directors of Company to Company's stockholders that they vote in favor of approval of this Agreement and the Merger, subject to the right of the Board of Directors of the Company to withdraw its recommendation pursuant to Section 5.2(c) of this Agreement, and (ii) include the opinion of Salomon Smith Barney, Inc. referred to in Section 2.20; provided, however, that the Board of Directors of Company shall submit this Agreement to Company's stockholders whether or not at any time subsequent to the date hereof such board determines that it can no longer make such recommendation.

        (c) Each of Parent and Company shall promptly inform the other of any event which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the S-4 or any Other Filing and each of Parent and Company shall amend or supplement the Proxy Statement/Prospectus to the extent required by law to do so. No amendment or supplement to the

Proxy Statement/Prospectus or the S-4 shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed.

     5.2  Stockholder Meetings.
          ---------------------

        (a) Company shall call and hold the Company Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger, pursuant to the Proxy Statement/Prospectus. Nothing herein shall prevent Company from adjourning or postponing the Company Stockholders' Meeting if there are insufficient shares of Company Common Stock necessary to conduct business at its meeting of the stockholders. Unless Company's Board of Directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 5.2(c), Company shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Proxy Statement/Prospectus. Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this Section 5.2(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal or any change in the Board of Directors recommendation regarding the Merger.

        (b) Subject to Section 5.2(c): (i) the Board of Directors of Company shall recommend that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting; (ii) the Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Company has recommended that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting; and (iii) neither the Board of Directors of Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of Company that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger.

        (c) Nothing in this Agreement shall prevent the Board of Directors of Company from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if the Board of Directors of Company reasonably concludes in good faith, after consultation with its outside counsel, that the failure to withhold, withdraw, amend or modify such recommendation would be inconsistent with its fiduciary obligations under applicable law. Nothing contained in this
Section 5.2 shall limit Company's obligation to hold and convene the Company Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Company shall have been withdrawn, amended or modified).

     5.3  Confidentiality; Access to Information.
          ---------------------------------------

        (a) Confidentiality Agreement. The parties acknowledge that Company and
            -------------------------
Parent have previously executed Confidentiality Agreements, each dated as of March 1, 2001 (the "Confidentiality Agreements"), which Confidentiality Agreements will continue in full force and effect in accordance with their respective terms.

        (b) Access to Information. Each of Company and Parent will afford the
            ---------------------
other and the other's accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning its business, including the status of product development efforts, properties, results of operations and personnel, as the other may reasonably request. No information or knowledge obtained by Company or Parent in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.4  No Solicitation.
          ----------------

        (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below); provided, however, this Section 5.4(a) shall not prohibit Company from (A) furnishing information regarding Company and its subsidiaries to, entering into a confidentiality agreement with or entering into discussions with, any person or group in response to a Superior Offer submitted by such person or group (and not withdrawn) if (1) neither Company nor any representative of Company and its subsidiaries shall have violated any of the restrictions set forth in this
Section 5.4, (2) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (3)
(x) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, Company gives Parent written notice of the identity of such person or group and of Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and (y) Company receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such person or group by or on behalf of Company, and (4) contemporaneously with furnishing such information to any such person or group, Company furnishes such information to Parent (to the extent such information has not been previously furnished by Company to Parent) (B) approving, endorsing or recommending any Superior Offer in the event that (i) a Superior Offer (as defined below) is made to Company and not withdrawn, (ii) neither Company nor any of its representatives shall have violated any of the restrictions set forth in this Section 5.4 with respect to such Superior Offer, and (iii) the Board of Directors of Company reasonably concludes in good faith, after consultation with its outside counsel, that the failure, in light of such Superior Offer, to withhold, withdraw, amend or modify such recommendation would be inconsistent with its fiduciary obligations under applicable law or

(C) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal with respect to which no violation of this Section 5.4 shall have occurred. Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer or director of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a violation of this Section 5.4 by Company. In addition to the foregoing, Company shall (i) provide Parent with at least forty-eight (48) hours prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider a Superior Offer together with the material terms of such Superior Offer (including the identity of the offeror) and (ii) provide Parent with at least three (3) business days prior written notice (or such lesser prior notice as provided to the members of Company's Board of Directors) of a meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to recommend a Superior Offer to its stockholders and together with such notice a copy of the definitive documentation relating to such Superior Offer.

     For purposes of this Agreement, "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than 51% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by Company of all or substantially all of its assets, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 51% of the voting power of the then outstanding shares of capital stock of Company, in each case on terms that the Board of Directors of Company determines, in its reasonable judgment (based on advice of its outside financial advisor) to be more favorable to Company's stockholders than the terms of the Merger; provided,
                                                                       --------
however, that any such offer shall not be deemed to be a "Superior Offer" if any
-------
financing required to consummate the transaction contemplated by such offer is not committed or is not likely in the good faith judgment of Company's Board of Directors (after consultation with its outside financial advisor) to be obtained by such third party on a timely basis.

     For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of Company; or (C) any liquidation or dissolution of Company.

        (b) In addition to the obligations of Company set forth in paragraph (a) of this Section 5.4, Company as promptly as practicable shall advise Parent orally and in writing of any request received by Company for nonpublic information which Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry received by Company with respect to, or which Company reasonably believes would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

     5.5 Public Disclosure. Parent and Company will consult with each other, and
         -----------------
to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

     5.6 Commercially Reasonable Efforts; Notification.
         ---------------------------------------------

        (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including to accomplish the following: (i) causing the conditions precedent set forth in Article VI to be satisfied; (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities; (iii) making all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any); (iv) avoiding any suit, claim, action, investigation or proceeding by any Governmental Entity challenging the Merger or any other transaction contemplated by this Agreement; (v) obtaining all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement; (vi) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; (vii) executing or delivering any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and (viii) to cause the Merger to qualify as a "reorganization" under Section 368(a) of the Code. In connection with and without limiting the foregoing, subject to the other terms and conditions hereof, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby.

        (b) Company shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        (c) Parent shall give prompt notice to Company upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.7 Third Party Consents. As soon as practicable following the date
         --------------------
hereof, Parent and Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective material agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby and necessary to enable the business of Company or Parent, as the case may be, to be operated following the Closing in substantially the same matter as currently conducted.

     5.8  [Intentionally left blank.]
           ------------------------


     5.9  Stock Options; Employee Benefits.
          --------------------------------

        (a) Stock Options. At the Effective Time, each outstanding option to
            -------------
purchase shares of Company Common Stock (each, a "Company Stock Option") under the Company Option Plans, whether or not vested, shall be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such Company Stock Options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions, other than the transactions contemplated by this Agreement), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Parent shall comply with the terms of all such Company Stock Options and use its best efforts to ensure, to the extent required by and subject to the provisions of, the Company Option Plans, and to the extent permitted under the Code, that any Company Stock Options that qualified for tax treatment as incentive stock options under
Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time. Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of assumed Company Stock Options on the terms set forth in this
Section 5.8(a). As soon as practicable after the Effective Time, Parent shall deliver to each holder of a Company Stock Option a document evidencing the foregoing assumption of such Company Stock Option by Parent.

        (b) [Intentionally left blank.]
             -------------------------

        (c) [Intentionally left blank.]
             -------------------------

        (d) Comparability of Employee Benefits. Following the Effective Time and
            ----------------------------------
for one year thereafter, Parent shall provide continuing employees of Company and its Affiliates (the "Continuing Employees") with: (a) substantially similar compensation, employee benefits, and terms and conditions of employment, in the aggregate, as Parent provides to similarly-situated employees of Parent; or (b) compensation, employee benefits, and terms and conditions of employment that are substantially-similar in the aggregate, to those of Company as in effect immediately prior to Closing; or (c) a combination of clauses (a) and (b); provided that compensation, employee benefits, and terms and conditions of employment, in the aggregate, are substantially-similar to those in effect for Continuing Employees immediately prior to Closing. Each Continuing Employee shall--following the Closing Date, to the extent permitted by law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, and the approval of any insurance carrier, third party provider or the like with reasonable efforts of the Parent--receive service credit for purposes of eligibility to participate and vesting (but not for benefit accrual purposes) for employment, compensation, and employee benefit plan purposes with the Company and its Affiliates or its subsidiaries prior to the Closing Date. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any Continuing Employee or the funding of any such benefit.

        (e) Earn-Out Rights. At the Effective Time, each right to acquire shares
            ---------------
of Company Common Stock under the Earn-Out Agreement (the "Earn-Out Rights") shall become a right to acquire shares of Parent Common Stock pursuant to the formula set forth in Section 4.4 of the Earn-Out Agreement, and for purposes of such calculation, the term "Share" shall mean Parent Common Stock. Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Earn-Out Rights on the terms set forth in this Section 5.8(d).

     5.10 Form S-8. As soon as practicable after the Effective Time but, in no
          --------
event, later than five (5) business days following the Closing Date, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form), or another appropriate form with respect to the shares of Parent Common Stock subject to Company Stock Options and restricted stock and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Stock Options and restricted stock remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act, where applicable, Parent shall administer the Company Option Plans assumed pursuant to this Agreement in a manner that complies with Rule 16b-3 promulgated by the SEC under the Exchange Act.

     5.11 Indemnification.
          ---------------

        (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company (or any predecessor corporation) pursuant to (i) each indemnification agreement between Company and its directors or officers in effect immediately prior to the Effective Time (the "Indemnified Parties") and (ii) any indemnification provision under the Company Charter Documents as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Company Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party or of individuals who, immediately prior to the Effective Time, were employees or agents of Company, unless such modification is required by law.

        (b) For a period of six (6) years following the Effective Time, Parent shall maintain in effect a policy of directors' and officers' insurance covering those persons who are currently covered by Company's directors' and officers' insurance policy in effect as of the date hereof for actions or omissions occurring on or prior to the Effective Time, which insurance policy shall contain terms and conditions (including, without limitation, coverage amounts) that are substantially the same as the terms and conditions of Company's directors' and officers' insurance policy in effect as of the date hereof; provided, however, that notwithstanding the foregoing, Parent shall not be required to pay an annual premium on such insurance policy that is greater than one hundred fifty percent (150%) of the annual premium payable under the Company's directors' and officers' insurance policy in effect as of the date hereof; and provided further, however, that notwithstanding the foregoing, Parent may satisfy its obligations under this Section 5.11(b) by purchasing a "tail" policy under Company's existing directors' and officers' insurance policy which (i) has an effective term of six (6) years from the Effective Time, (ii) covers those persons who are currently covered by Company's directors' and officers' insurance policy in effect as of the date hereof for actions and omissions occurring on or prior to the Effective Time, and (iii) contains terms and conditions (including, without limitation, coverage amounts) that are substantially the same as the terms and conditions of Company's directors' and officers' insurance policy in effect as of the date hereof. The provisions of this Section are intended to be in addition to the rights otherwise available to the officers or directors of Company by law, charter, statute, bylaw or agreement and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, therein, their heirs and their representatives.

        (c) In the event Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers a material amount of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, Parent will either guarantee or otherwise remain liable for the indemnification obligations referred to in this
Section 5.10 or will make or cause to be made proper provision so that the successors and assigns of Company or the Surviving Corporation, as the case may be, assume the indemnification obligations described herein for the benefit of the Indemnified Parties.

        (d) The provisions of this Section 5.10 are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Indemnified Party may have by contract or otherwise.

     5.12  Affiliate Agreements.
           ---------------------

        (a) Set forth in Section 5.12(a) of the Company Schedule is a list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act (each, a "Company Affiliate"). Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Company will use its commercially reasonable efforts to deliver or cause to be delivered to Parent, on or as promptly as practicable following the date hereof, from each Company Affiliate that has not delivered a Company Affiliate Agreement on or prior to the date hereof, an executed Company Affiliate Agreement. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreement.

     5.13 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably
          --------------------------------------
practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any other applicable jurisdiction, as agreed to by the parties. Company and Parent each shall each use all reasonable efforts to obtain early termination of any waiting period under HSR and Company and Parent shall each promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

     5.14 Action by Board of Directors. Prior to the Effective Time, the Board
          ----------------------------
of Directors of Parent, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretative guidance of the SEC so that (i) the assumption of Company Stock Options by Company Insiders (as defined below) pursuant to this Agreement, and (ii) the receipt by Company Insiders of Parent Common Stock in exchange for Company Common Stock pursuant to the Merger, shall in each case be an exempt transaction for purposes of Section 16 of the Exchange Act by any officer or director of Company who may become a covered person of Parent for purposes of Section 16 of the Exchange Act (a "Company Insider").

     5.15 Nasdaq Listing. Parent shall use commercially reasonable efforts to
          --------------
cause the Parent Common Stock issuable under Section 1.6, the Company Option Plans and the Earn-Out Agreement to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The
         ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived if waived in writing by both Parent and Company:

        (a) Stockholder Approval. This Agreement shall have been adopted and the
            --------------------
Merger shall have been duly approved by the requisite vote under applicable law by the stockholders of Company.

        (b) S-4 Effective; Proxy Statement. The SEC shall have declared the S-4
            ------------------------------
effective. No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

        (c) No Order; HSR Act. No Governmental Entity shall have enacted,
            -----------------
issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

        (d) Tax Opinions. Each of Company and Parent shall have received a
            ------------
written opinion from its respective tax counsel, in form and substance reasonably satisfactory to Company or Parent, as the case may be, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

     6.2 Additional Conditions to Obligations of Company. The obligation of
         -----------------------------------------------
Company to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

        (a) Representations and Warranties. Each representation and warranty of
            ------------------------------
Parent and Merger Sub contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on the Closing Date except, with respect to clause
(ii), (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualification as set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

        (b) Agreements and Covenants. Parent and Merger Sub shall have performed
            ------------------------
or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

        (c) Nasdaq Listing. The shares of Parent Common Stock issuable to the
            --------------
stockholders of Company as contemplated by Section 1.6 hereof, the Company Options and the Earn-Out Agreement shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

        (d) Election of Director Nominees. The Board of Directors of Parent
            -----------------------------
shall have taken appropriate action to cause the number of directors comprising the full Board of Directors of Parent to be increased by two persons, from eight to 10, and two members of the Board of Directors of Company, designated by Company (the "Company Designees"), shall be appointed to fill the newly created vacancies on the Board of Directors of Parent, effective upon the Effective Time, and shall serve as directors of Parent until their successors, if any, are duly elected and qualified or until their earlier death, resignation or removal.

        (e) Employment Agreement. Parent shall have offered Jack L. Messman the
            --------------------
positions of President and Chief Executive Officer of Parent effective on the Effective Time on terms substantially similar to those of Mr. Messman's current employment agreement with the Company.

     6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The
         -----------------------------------------------------------------
obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

        (a) Representations and Warranties. Each representation and warranty of
            ------------------------------
Company contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except, with respect to clause
(ii), (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Company and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualification as set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company.

        (b) Agreements and Covenants. Company shall have performed or complied
            ------------------------
with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by an authorized officer of Company.

        (c) Offer of Position of Chief Executive Officer to Jack L. Messman.
            ---------------------------------------------------------------
Jack L. Messman shall have accepted and not withdrawn his acceptance of the positions of President and Chief Executive Officer of Parent to be effective upon the Effective Time.

                                  ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. This Agreement may be terminated at any time prior to the
         -----------
Effective Time, whether before or after the requisite approval of the stockholders of Company and Parent:

        (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

        (b) by either Company or Parent if the Merger shall not have been consummated by September 30, 2001 (such date, or such other date that may be agreed by mutual written consent, being the "Outside Date") for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement;

        (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action shall have become final and nonappealable;

        (d) by either Company or Parent if either: (i) the Company Stockholders' Meeting (including any adjournments thereof) shall have been held and completed and the stockholders of Company shall have taken a final vote on a proposal to adopt this Agreement and (ii) the required approval of the stockholders of Company contemplated by this Agreement shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Company or Parent where the failure to obtain Company stockholder approval shall have been caused by the action or failure to act of Company or Parent, respectively, and such action or failure to act constitutes a breach by Company or Parent, respectively, of this Agreement;

        (e) by Company, upon a breach of any covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through exercise of its commercially reasonable efforts, then Company may not terminate this Agreement pursuant to this Section 7.1(e) for thirty (30) days after delivery of written notice from Company to Parent of such breach , provided that Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this Section 7.1(e) if such breach by Parent is cured during such thirty-day period);

        (f) by Parent, upon a breach of any covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement pursuant to this Section 7.1(f) for thirty (30) days after delivery of written notice from Parent to Company of such breach, provided that Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(f) if such breach by Company is cured during such thirty-day period);

        (g) by Parent if a Triggering Event (as defined below) shall have occurred.

     For the purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Company or any committee thereof shall for any reason have withheld, withdrawn or refrained from making or shall have modified, amended or changed in a manner adverse to Parent its recommendation in favor of the adoption of this Agreement or the approval of the Merger; (ii) Company shall have failed to include in the Proxy Statement/Prospectus the recommendation of the Board of Directors of Company in favor of the adoption of this Agreement and the approval of the Merger; (iii) the Board of Directors of Company fails to reaffirm its recommendation in favor of the adoption of this Agreement within ten (10) business days after Parent requests in writing that such recommendation be reaffirmed at any time following the public announcement and during the pendency of an Acquisition Proposal; (iv) the Board of Directors of Company or any committee thereof shall have approved or recommended any Acquisition Proposal; (v) Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; (vi) Company shall have breached any of the provisions of
Section 5.4 of this Agreement or (vii) a tender or exchange offer relating to not less than 15% of the then outstanding shares of capital stock of Company shall have been commenced by a person unaffiliated with Parent and Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer.

     7.2 Notice of Termination; Effect of Termination. Any termination of this
         --------------------------------------------
Agreement under Section 7.1 will be effective immediately upon (or if the termination is pursuant to Section 7.1(e) or 7.1(f) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice thereof by the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2,
Section 7.3 and Article 8 (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreements, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     7.3 Fees and Expenses.
         -----------------

        (a) General. Except as set forth in this Section 7.3, all fees and
            -------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in connection with the printing and filing (with the SEC) of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the S-4 (including financial statements and exhibits) and any amendments or supplements thereto and any fees required to be paid under the HSR Act.

        (b) Company Payments.
            ----------------

          (i) Company shall pay to Parent in immediately available funds, within two (2) business days after demand by Parent, an amount equal to seven million three hundred thousand dollars ($7,300,000) (the "Termination Fee") if this Agreement is terminated by Parent pursuant to Section 7.1(g).

          (ii) If (A) this Agreement is terminated by Parent or Company, as applicable, pursuant to Sections 7.1(b) or (d)(i), (B) prior to such termination a third party shall have delivered an Acquisition Proposal and (C) within twelve
(12) months following the termination of this Agreement a Company Acquisition (as defined below) is consummated or Company enters into an agreement or letter of intent providing for a Company Acquisition, then Company shall pay Parent in immediately available funds at or prior to consummating such Company Acquisition an amount equal to the Termination Fee.

          (iii) Company acknowledges that the agreements contained in this
Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against Company for the amounts set forth in this Section 7.3(b), Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of The Chase Manhattan Bank (or any successor thereto) in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than 60% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by Company of assets representing in excess of 60% of the aggregate fair market value of Company's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 40% of the voting power of the then outstanding shares of capital stock of Company.

     7.4 Amendment. Subject to applicable law, this Agreement may be amended by
         ---------
the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company.

     7.5 Extension; Waiver. At any time prior to the Effective Time, any party
         -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1 Non-Survival of Representations and Warranties. The representations and
         ----------------------------------------------
warranties of Company, Parent and Merger Sub contained in this Agreement or in any certificate or instrument delivered pursuant to Article VI shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     8.2 Notices. All notices and other communications hereunder shall be in
         -------
writing and shall be deemed given on the day of delivery if delivered personally or sent via telecopy (receipt confirmed) or overnight courier (delivery confirmed), to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

 (a)  if to Parent or Merger Sub, to:

                    Novell, Inc.
                    1800 Novell Place
                    ORM-M-301
                    Provo, UT 84606
                    Attention: Josephine T. Parry, General Counsel Telecopy No.: (801)222-5677

                    with a copy to:

                    Wilson Sonsini Goodrich & Rosati
                    Professional Corporation
                    650 Page Mill Road
                    Palo Alto, CA 94304
                    Attention:  John L. Donahue, Esq.
                                Steve L. Camahort, Esq.
                    Telecopy No.: (650) 493-9300

(b)  if to Company, to:

                    Cambridge Technology Partners (Massachusetts), Inc. Eight Cambridge Center
                    Cambridge, Massachusetts 02142
                    Attention: Joseph LaSala, Esq., General Counsel Telecopy No.: (617)551-5101

                    with a copy to:

                    Morgan Lewis & Bockius LLP
                    101 Park Avenue
                    New York, NY 10178
                    Attention:  Howard L. Shecter, Esq.
                    Telecopy No.: (212) 309-7044

     8.3  Interpretation.
          ---------------

        (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

        (b) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

        (c) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, circumstance or effect, individually or when aggregated with other changes, events, circumstances or effects, that is materially adverse to the business, financial condition or results of operations of such entity and its subsidiaries taken as a whole; provided, however that (i) no change, event, circumstance or effect directly attributable to (A) changes in general economic conditions or changes affecting the information technology industry generally or (B) the loss of current or prospective customers or other adverse event that such entity successfully bears the burden of proving arose from such entity entering into this Agreement shall constitute a Material Adverse Effect and (ii) in no event shall a decrease in the trading price of such entity's common stock in and of itself constitute a Material Adverse Effect.

        (d) For purposes of this Agreement, an "agreement," "arrangement," "contract," "commitment" or "plan" shall mean a legally binding, written agreement, arrangement, contract, commitment or plan, as the case may be.

        (e) For purposes of this Agreement, the term "knowledge of the Company" shall mean the knowledge of the Company's officers, directors and key employees, assuming that such persons have made due and diligent inquiry of the matters represented.

        (f) For purposes of this Agreement, a "subsidiary" of any person means another person 50% or more of the total combined voting power of all classes of capital stock or other voting interests of which, or 50% or more of the equity securities of which, is owned directly or indirectly by such first person.

        (g) For purposes of this Agreement, a "business day" means any day on which banks are not required or authorized to close in the City of New York.

     8.4 Counterparts. This Agreement may be executed in one or more
         ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the
         -------------------------------------------
documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedule and the Parent Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood, however, that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) except with respect to the Indemnified Parties under Section 5.10, are not intended to confer upon any other person any rights or remedies hereunder.

     8.6 Severability. In the event that any provision of this Agreement, or the
         ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7 Other Remedies; Specific Performance. Except as otherwise provided
         ------------------------------------
herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     8.8 Governing Law. This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     8.9 Rules of Construction. The parties hereto agree that they have been
         ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10 Assignment. No party may assign either this Agreement or any of its
          ----------
rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.11 Waiver of Jury Trial. EACH OF PARENT, COMPANY AND MERGER SUB HEREBY
          --------------------
IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.



                                      *****

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                    NOVELL, INC.

                                        /s/ Eric Schmidt
                                    By:_________________________________

                                          Eric Schmidt
                                    Name:_______________________________

                                           Chief Executive Officer
                                    Title:______________________________

                                    CERES NEPTUNE ACQUISITION CORP.

                                        /s/ Eric Schmidt
                                    By:_________________________________

                                           Eric Schmidt
                                    Name:_______________________________

                                           Chief Executive Officer
                                    Title:______________________________

                                    CAMBRIDGE TECHNOLOGY PARTNERS
                                    (MASSACHUSETTS), INC.

                                        /s/  Jack L. Messman
                                    By:_________________________________

                                           Jack L. Messman
                                    Name:_______________________________

                                           President and Chief Executive Officer
                                    Title:______________________________________



                       **** REORGANIZATION AGREEMENT ****

                                   EXHIBIT A

                            FORM OF VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of
                                  ---------
_______________, among NOVELL, INC., a Delaware corporation ("Parent"), and the
                                                              ------
undersigned stockholder (the "Stockholder") of CAMBRIDGE TECHNOLOGY PARTNERS
                              -----------
(MASSACHUSETTS), INC., a Delaware corporation ("Company").
                                                -------

                                    RECITALS
                                    --------

     A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement"), which provides for the merger (the "Merger") of
-------------------------                                        -------
Ceres Neptune Acquisition Corp., a wholly-owned subsidiary of Parent ("Merger
                                                                       ------
Sub"), with and into the Company.  Pursuant to the Merger, all outstanding
---
capital stock of the Company shall be converted into common stock of Parent, as set forth in the Reorganization Agreement;

     B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number
                                                  ------------
of shares of the outstanding capital stock of the Company and shares subject to outstanding options as is indicated on the signature page of this Agreement; and

     C. In consideration of the execution of the Reorganization Agreement by Parent, Stockholder (in his or her or its capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of the Company over which Stockholder has voting power so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1. Certain Definitions. Capitalized terms not defined herein shall have the
        -------------------
meanings ascribed to them in the Reorganization Agreement. For purposes of this
Agreement:

        (a) "Expiration Date" shall mean the earlier to occur of (i) such date
             ---------------
and time as the Reorganization Agreement shall have been terminated pursuant to
Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

        (b) "Person" shall mean any (i) individual, (ii) corporation, limited
             ------
liability company, partnership or other entity, or (iii) governmental authority.

        (c) "Shares" shall mean: (i) all securities of the Company (including
             ------
all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

        (d) Transfer. A Person shall be deemed to have effected a "Transfer" of
            --------
a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

     2.  Transfer of Shares.
         ------------------

        (a) Transferee of Shares to be Bound by this Agreement. Stockholder
            --------------------------------------------------
agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (i) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and
(ii) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

        (b) Transfer of Voting Rights. Stockholder agrees that, during the
            -------------------------
period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

     3. Agreement to Vote Shares. Until the Expiration Date, at every meeting of
        ------------------------
stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 4 hereof), the Shares:

        (a) in favor of approval of the Merger and the adoption and approval of the Reorganization Agreement, and in favor of each of the other actions contemplated by the Reorganization Agreement and the Proxy and any action required in furtherance thereof;

        (b) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Reorganization Agreement;

        (c) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Reorganization Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement; and

        (d) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, or any sale of assets, change of control, or acquisition of the Company or any subsidiary of the Company by any other person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any other person.

Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

     4. Irrevocable Proxy. Concurrently with the execution of this Agreement,
        -----------------
Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

     5. Representations and Warranties of the Stockholder. Stockholder (i) is
        -------------------------------------------------
the beneficial owner of the shares of Company Common Stock and the options to purchase shares of Company Common Stock indicated on the signature page of this Agreement, which are free and clear of any liens, adverse claims, charges or other encumbrances (except any such encumbrances arising under securities laws);
(ii) does not beneficially own any securities of the Company other than the shares of Company Common Stock and options to purchase shares of Company Common Stock indicated on the signature page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

     6. Termination. This Agreement and the Proxy delivered in connection
        -----------
herewith shall terminate and shall have no further force or effect as of the Expiration Date.

     7.  Miscellaneous.
         -------------

        (a) Severability. If any term, provision, covenant or restriction of
            ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        (b) Binding Effect and Assignment. This Agreement and all of the
            -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

        (c) Amendments and Modification. This Agreement may not be modified,
            ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        (d) Specific Performance; Injunctive Relief. The parties hereto
            ---------------------------------------
acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

        (e) Notices. All notices and other communications pursuant to this
            -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                         If to Parent:


                         Novell, Inc.
                         2211 North First Street
                         San Jose, CA 95131
                         Attention: Bill Smith, Director--Corporate Development Telecopy No.: (408) 967-5055

                         with a copy to:


                         Wilson Sonsini Goodrich & Rosati, Professional Corporation
                         650 Page Mill Road
                         Palo Alto, CA 94304-1050
                         Attention:  John Donahue, Esq.
                         Telecopy No.: (650) 493-9300

     If to Stockholder:  To the address for notice set forth on the signature page hereof.

        (f) Governing Law. This Agreement shall be governed by the laws of the
            -------------
State of Delaware, without reference to rules of conflicts of law.

        (g) Entire Agreement. This Agreement and the Proxy contain the entire
            ----------------
understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

        (h) Effect of Headings. The section headings are for convenience only
            ------------------
and shall not affect the construction or interpretation of this Agreement.

        (i) Counterparts. This Agreement may be executed in several
            ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        (j) No Obligation to Exercise Options. Notwithstanding any provision of
            ---------------------------------
this Agreement to the contrary, nothing in this Agreement shall obligate Stockholder to exercise any option, warrant or other right to acquire shares of Company Common Stock.

         [The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.


NOVELL, INC.                           STOCKHOLDER


By:_________________________________   By:________________________________
   Signature of Authorized Signatory      Signature

Name:_______________________________   Name:  ____________________________

Title:

                                       Print Address:_____________________



                                       ___________________________________
                                       Telephone

                                       ___________________________________
                                       Facsimile No.

                                       Share beneficially owned:

                                       ___ shares of Company Common Stock

                                       ___ shares of Company Common Stock
                                       issuable upon exercise of outstanding
                                       options, warrants and other rights



                  [Signature Page to Company Voting Agreement]

                               IRREVOCABLE PROXY

     The undersigned stockholder (the "Stockholder") of Cambridge Technology
                                       -----------
Partners (Massachusetts), Inc., a Delaware corporation (the "Company"), hereby
                                                             -------
irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Novell, Inc., a Delaware corporation ("Parent"), and
                                                                 ------
each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in
                                                                ------
accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Parent
                  ----------------
entering into that certain Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement"), among Parent, Ceres Neptune
               ------------------------
Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company. The Reorganization Agreement provides
         ----------
for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the
            ------                               ---------------
earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting:

        (i) in favor of approval of the Merger and the adoption and approval of the Reorganization Agreement, and in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance thereof;

        (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Reorganization Agreement;

        (iii) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Reorganization Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party,
(B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement, and

        (iv) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, or any sale of assets, change of control, or acquisition of the Company or any subsidiary of the Company by any other person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any other person.

        The attorneys and proxies named above may not exercise this Proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

        This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.


Dated: ____________________


                              Signature of Stockholder:______________________

                              Print Name of Stockholder: ____________________






                     [Signature Page to Irrevocable Proxy]

                                   EXHIBIT B
                                   ---------

                      FORM OF COMPANY AFFILIATE AGREEMENT

     THIS COMPANY AFFILIATE AGREEMENT (this "Agreement") is made and entered
                                             ---------
into as of March [__], 2001, between Neptune, Inc., a Delaware corporation ("Parent"), and the undersigned stockholder ("Affiliate") of Ceres, Inc., a
--------
Delaware corporation ("Company").  Capitalized terms used but not otherwise
                       -------
defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                    RECITALS
                                    --------

     A. The Company, Parent and Merger Sub (as defined below), have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement")
                                                   ------------------------
which provides for the merger (the "Merger") of Ceres Acquisition Corp., a
                                    ------
wholly-owned subsidiary of Parent ("Merger Sub"), with and into the Company.
                                    ----------
Pursuant to the Merger, all issued and outstanding common stock, par value $.01 per share, of the Company (the "Company Common Stock"), as of the Effective Time
                                --------------------
(as defined in the Reorganization Agreement) will be converted into common stock, par value $.10 per share, of Parent ("Parent Common Stock") upon the
                                             -------------------
terms and conditions  set forth in the Reorganization Agreement;

     B. The execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement; and

     C. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Parent after the Merger as such term is defined in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission (the "Commission").
-----------

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1.  Acknowledgments by Affiliate.  The Affiliate understands and hereby
         ----------------------------
acknowledges that the representations, warranties and covenants by the Affiliate set forth herein shall be relied upon by Parent, the Company and their respective legal counsel, and that substantial losses and damages may be incurred by such persons if the representations and warranties of the Affiliate contained herein are inaccurate or if the convenants of the Affiliate contained herein are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has had the opportunity to discuss the requirements of this Agreement with Affiliate's professional advisors, who Affiliate believes are qualified to advise Affiliate with regard to such matters.

    2.  Beneficial Ownership of Company Common Stock.  The Affiliate is the sole
        --------------------------------------------
beneficial owner of the number of shares of Company Common Stock and options, warrants and rights to purchase Company Common Stock set forth next to its name on the signature page hereto (the "Affiliate Securities"). The Affiliate has the
                                   --------------------
sole right to transfer such Affiliate Securities.  The

Affiliate Securities constitute all Securities of Company owned, beneficially or of record, by the Affiliate. The Affiliate has not engaged in any sale or other transfer of the Affiliate Securities in contemplation of the Merger. All shares of Company Common Stock and "Parent Common Stock" acquired by Affiliate subsequent to the date hereof (including shares of Parent Common Stock acquired in the Merger) shall be subject to the provisions of this Agreement, to the extent such provisions are then still applicable, as if held by Affiliate as of the date hereof.

     3.   Compliance with Rule 145 and the Securities Act.
          -----------------------------------------------

          (a) Affiliate has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a registration statement on Form S-4 filed with the Commission in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and the resale of such shares shall be subject to restrictions set forth in Rule 145 under the Securities Act ("Rule 145"), and (ii) Affiliate may be deemed to be an affiliate of the Company. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, (iii) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act or (iv) an authorized representative of the Commission shall have rendered written advice to Affiliate to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated (the "No Action Correspondence").


          (b) Parent shall give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Affiliate in the Merger and there shall be placed on the certificates representing such Parent Common Stock, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(d), OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (C) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall instruct its transfer agent to remove such legend, if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee),
(ii) the No

Action Correspondence, or (iii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

     4. Termination. This Agreement shall be terminated and shall be of no
        -----------
further force and effect in the event of the termination of the Reorganization Agreement pursuant to Article VII of the Reorganization Agreement.

     5. Miscellaneous.
        --------------


        (a) Waiver; Severability. No waiver by any party hereto of any condition
            --------------------
or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        (b) Binding Effect and Assignment. This Agreement and all of the
            -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party hereto.

        (c) Amendments and Modification. This Agreement may not be modified,
            ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        (d) Injunctive Relief. Each of the parties acknowledge that (i) the
            -----------------
covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of Parent and the Company and to preserve for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to Parent and the Company which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Parent and the Company shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

        (e) Governing Law. This Agreement shall be governed by and construed,
            -------------
interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        (f) Entire Agreement. This Agreement sets forth the entire understanding
            ----------------
of Affiliate and Parent relating to the subject matter hereof and supersedes all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof.

        (g) Attorneys' Fees. In the event of any legal actions or proceeding to
            ---------------
enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

        (h) Further Assurances. Affiliate shall execute and/or cause to be
            ------------------
delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

        (i) Third Party Reliance. Counsel to Parent and the Company shall be
            --------------------
entitled to rely upon this Affiliate Agreement.

        (j) Survival. The representations, warranties, covenants and other
            --------
provisions contained in this Agreement shall survive the Merger.

        (k) Notices. All notices and other communications pursuant to this
            -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          If to Parent:
                         Neptune, Inc.


                         Attention:
                         Telecopy No.:

                         with a copy to:
                         Wilson Sonsini Goodrich & Rosati
                         Professional Corporation
                         650 Page Mill Road
                         Palo Alto, California 94304-1050
                         Attention:  John Donahue, Esq.
                         Telecopy No.:(650) 493-6811


       If to Affiliate:  To the address for notice set forth on the signature page hereof.

        (l) Counterparts. This Agreement shall be executed in one or more
            ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

NEPTUNE, INC.                       AFFILIATE



By:________________________           By:________________________________

Name:______________________           Affiliate's Address for Notice:

Title:_____________________           ___________________________________

                                      ___________________________________

                                      ___________________________________


                                    Shares beneficially owned:

                                    _____  shares of Company Common Stock

                                    _____  shares of Company Common Stock
                                           issuable upon exercise of outstanding
                                           options, warrants and other rights

                                    _____  shares of Parent Common Stock




                [Signature Page to Company Affiliate Agreement]